SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 20, 2008
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Date of Earliest Reported Event

AMEN PROPERTIES, INC.
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(Exact name of registrant as specified in its Charter)

Delaware
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(State or other jurisdiction of incorporation)

000-22847
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(Commission File Number)

54-1831588
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(IRS Employer Identification No.)

303 W. Wall Street, Suite 2300
Midland, Texas 79701
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(Address of principal executive offices) (Zip Code)

(432) 684-3821
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(Registrant's telephone number, including area code)

NA

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(Former Name or Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

FORM 8-K

Item 1.01 – Entry Into a Material Definitive Agreement

On August 20, 2008, Amen Minerals, LLC (“Minerals”), a wholly-owned subsidiary of Amen Properties, Inc. (the “Company”), acquired a 5% working interest and 4% net revenue interest (after royalty and lease burdens, including an overriding royalty reserved to the seller) in certain producing oil and gas properties (the “Properties”) from Aghorn Energy, Inc. (“Aghorn”), effective June 1, 2008 for a purchase price of $1,750,000, paid in cash.  The Properties, which were purchased by Aghorn from Exxon Mobil Corporation (“Exxon Mobil”) on June 1, 2008, consist of Exxon Mobil’s leasehold interests, including their interest in all wellbores, in approximately thirty thousand acres known as the Yarbrough and Allen Field, located in Ector, Ward, Winkler and Crane Counties in Texas.  Exxon Mobil owned a 100% working interest in the wellbores on the Properties with the exception of four wells which are subject to a farm-out agreement with EOG Resources, Inc. (“EOG”).  For the wells farmed out to EOG, Exxon Mobil owned working interests ranging from 25% to 50% and net revenue interests ranging from 21.875% to 43.75%, and Minerals’ interest in those wells is reduced proportionately.

Also by letter agreement entered into on August 20, 2008, Aghorn granted to Minerals the option to require Aghorn to repurchase Minerals’ interest in the Properties for the original purchase price less any net revenues received since June 1, 2008 (the “Put Option Letter Agreement”).  This put option expires on May 31, 2009.

Certain members of the Company’s Board of Directors also indirectly acquired interests in the Properties from Aghorn, as described below:

•	Anthem Holdings, Inc. (“Anthem”) acquired a 10% interest in the Properties. Mr. Jon Morgan, the Company’s CEO and one of its directors, is the President of Anthem.
•	Softsearch Investments, LP (“Softsearch”) acquired a 2.5% interest in the Properties. Mr. Eric Oliver, one of the Company’s directors, is the Principal of Softsearch.
•	Debeck, LLC (“Debeck”) acquired a 2.5% interest in the Properties. Mr. Eric Oliver, one of the Company’s directors, is the Principal of Debeck.

The purchases by Anthem, Softsearch and Debeck were made on the same terms as the purchase by Minerals.

Aghorn is owned by Mr. Frosty Gilliam, who is also the holder of the following:

•	A promissory note issued by the Company in the amount of $116,100.
•	Shares of the Company’s Preferred D stock.
•	Shares of and warrants to buy the Company’s common stock which aggregate to less than 5% of the outstanding shares.

The description herein of the material terms of this transaction is qualified in its entirety by reference to the Assignments and Bills of Sale and Put Option Letter Agreement, which are attached hereto as Exhibits 10.1 and 10.2.

Item 2.01 – Completion of Acquisition of Disposition of Assets

See description under Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Exhibits.

Title	Exhibit No.

Assignments and Bills of Sale between Aghorn Energy, Inc. and Amen Minerals, LLC et al signed August 20, 2008.	10.1
Put Option Letter Agreement	10.2
Press Release	99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEN Properties, Inc. (Registrant)

Date: August 26, 2008	By: /s/ Jon M Morgan Jon M Morgan, Chief Executive Officer (Signature)